STOCK PLEDGE AND SECURITY AGREEMENT

This STOCK PLEDGE AND SECURITY AGREEMENT (“Stock Pledge Agreement”) is executed effective as of June 30, 2010 by and among HEMIWEDGE INDUSTRIES, INC. (formerly called Shumate Industries, Inc.), a Delaware corporation (“Pledgor”), and EADS INVESTMENTS I, LLC., of 18305 Kitzman Road, Cypress, Texas, 77429, (“Investments”) and D. BRADLEY MCWILLIAMS (“McWilliams”), of 710 North Post Oak Road, Suite 400, Houston, Texas, 77024, (Investments and McWilliams herein collectively called the (“Secured Parties”).

RECITALS:

A.  The Pledgor and Hemiwedge Valve Corporation, a Texas corporation (“Hemiwedge Valve”) (Pledgor and Hemiwedge Valve, collectively “Borrowers”) are liable to the Secured Parties for the indebtedness and obligations described in that certain Amended and Restated Loan Agreement (“Loan Agreement”) and Amended and Restated Promissory Note (Demand Note) (“Note”) and all other related loan documents executed by the Grantors in connection with such Loan Agreement and Note, each of even date herewith (collectively, the “Loan Documents”).

B.  Pledgor owns one hundred percent (100%) of the issued and outstanding stock of Hemiwedge Valve.

C.  Pledgor has agreed to secure payment of the indebtedness and obligations under the Loan Documents and other indebtedness and obligations described herein (collectively, the “Indebtedness”) by granting the security interests described in this Stock Pledge Agreement.

D.  The Pledgor has determined that the execution, delivery and performance of this Stock Pledge Agreement directly benefits and are in the best interests of the Pledgor.

WITNESSETH:

NOW, THEREFORE, in consideration of the premises and covenants contained herein, to induce Secured Parties to continue the Loan to the Borrowers under the Loan Documents, and for other good and valuable consideration, the receipt of which is hereby acknowledged, Pledgor and Secured Parties hereby agree as follows:

ARTICLE I

GRANT OF SECURITY INTEREST AND PLEDGE

Pledgor, for itself and its successors, assigns, and legal representatives, hereby pledges and assigns unto Secured Parties for the ratable benefit of each of them, and grants to Secured Parties, a first lien and security interest in, the Collateral (described in Article II of this Stock Pledge Agreement) to secure (a) the punctual payment when due of any and all principal, interest, Fees, costs, expenses and other sums owed by Borrowers under the Loan Documents, ("Indebtedness"), and (b) the due and punctual performance and observance of all covenants required hereunder or required of Borrowers under the Loan Documents, or to be performed or observed by the Pledgor and Borrowers in respect therewith ("Obligations").

ARTICLE II

COLLATERAL

The Collateral subject to this Pledge Agreement (the "Collateral") is:

(a)       Certificate No. 1, in the name of Excalibur Industries, Inc. (now called Hemiwedge Industries, Inc.), representing 800,000 shares of common stock, having $0.001 par value each, of Hemiwedge Valve represented thereby, and (hereinafter called the "Pledged Shares");

(b)      all dividends, cash, instruments, proceeds, payments, shares, securities, and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; and

(c)      all stock rights, warrants, right to subscribe for, and additional shares of stock of Hemiwedge Valve or any successor or assignee of Hemiwedge Valve from time to time acquired by Pledgor in any manner, and the certificates representing such additional shares, and all dividends, cash, instruments, securities, and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of such shares;

provided, however, that, notwithstanding any provision herein to the contrary, unless and until a Default or an Event of Default (as defined in Article V hereof) has occurred, Pledgor shall, pursuant to the provisions of the Loan Documents, be entitled to receive, use, consume and otherwise appropriate to its own use, any and all cash dividends and distributions permitted by the provisions of the Loan Documents in connection with the Collateral without any further consent of the Secured Parties or Lenders; provided, further that immediately upon the occurrence of an Event of Default or demand for payment by Lenders under the Note, Pledgor's right to use and take any such permitted cash dividends and distributions shall cease, and all cash payments shall revert to the Secured Parties’ possession and control as herein provided.

ARTICLE III

DELIVERY OF COLLATERAL

All certificates or instruments representing or evidencing the Collateral shall be delivered to and held in trust for the benefit of Secured Parties pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank.  Secured Parties shall have the right, at any time following the occurrence of an Event of Default and without notice to Pledgor, to transfer to or to register in the name of Secured Parties any or all of the Collateral.

In the event that Pledgor receives any property that would constitute Collateral, Pledgor will hold such property in trust for Secured Parties and will immediately deliver same to Secured Parties to be held pursuant to this Stock Pledge Agreement.

All Collateral is delivered and pledged to Secured Parties by Pledgor hereunder to be held by Secured Parties as collateral for the Indebtedness.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Pledgor represents, warrants, and agrees that: (a) this Stock Pledge Agreement has been duly and validly executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor enforceable against it in accordance with its terms except as the enforceability hereof may be limited by applicable bankruptcy, moratorium or similar laws relating to the enforcement of creditors' rights generally; (b) all financial or credit statements relied upon by and Collateral deposited with Secured Parties prior to, contemporaneously with, or subsequent to the execution of this Stock Pledge Agreement are or will be true, correct complete, valid and genuine; (c) Pledgor is not a party to any contract or agreement or subject to any restriction which materially and adversely affects the Collateral, and neither the execution nor delivery of this Stock Pledge Agreement nor compliance with the terms and provisions hereof will be contrary to the provisions of, or constitute default under, any law or any regulation, order, writ, injunction or decree of any court or governmental instrumentality or any agreement (including, but not limited to, any shareholders' agreement) to which the Pledgor is a party or by which it is bound or to which it is subject, (d) with respect to all investment securities, instruments, chattel paper, and any like property delivered to Secured Parties as Collateral, (i) the same are genuine, free from adverse claims or other security interests, default, prepayment of defenses with the exception of the liens granted Second Lien Holders; (ii) all persons appearing to be obligated thereon have authority and capacity to contract and are bound thereon as they appear to be from the facts thereof; and (iii) the same comply with applicable laws concerning form, content, and manner of preparation and execution; (e) Pledgor owns the Collateral and has the right to transfer any interest therein and the Pledged Shares constitute one hundred percent (100%) of the issued and outstanding shares of common voting stock of Hemiwedge Valve, (f) Excalibur Industries, Inc. named in the Stock Certificate referenced in Article II(a) above is a former name of Pledgor and is the same corporation now called Hemiwedge Industries, Inc.; (g) the Collateral is not subject to the interest in or lien of any third person or entity; (h) Pledgor will not pledge, assign, encumber or grant a security interest in the Collateral to any person other than Secured Parties and the Second Lien Holders; (i) Pledgor will defend the Collateral and its proceeds against the claims and demands of all third persons; (j) Secured Parties' duty with reference to the Collateral shall be solely to use reasonable care in the custody and preservation of the Collateral in Secured Parties' possession, and Secured Parties shall not be responsible in any way for any depreciation in the value of the Collateral, nor shall any duty or responsibility whatsoever rest on Secured Parties to take necessary steps to preserve rights against prior parties or to enforce collection of the Collateral; (k) any demand, notice, protest, and all demands and notices of any action taken by Secured Parties under this Stock Pledge Agreement or in connection with any note or notes, guaranty or other instrument or agreement, except as otherwise provided in this Stock Pledge Agreement, are hereby waived, and any indulgence of Secured Parties, substitution for, or exchange or release of, Collateral, in whole or in part, or addition or release of any person liable on the Collateral is hereby assented and consented to; and (l) Pledgor shall pay prior to delinquency all Taxes, charges, Liens, and assessments against the Collateral, and upon Pledgor's failure to do so, Secured Parties at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same, and Pledgor shall pay to Secured Parties on demand all expenses, including reasonable attorneys' fees and legal expenses incurred or paid by Secured Parties in exercising or protecting its interests, rights, and remedies hereunder.

ARTICLE V

DEFAULT

Pledgor shall be in default (“Default”) under this Stock Pledge Agreement upon the happening of any of the following events or conditions (each of which is herein referred to as an "Event of Default"):

(a) any Event of Default shall occur under the Loan Documents; or

(b) any of the Collateral is levied on or seized or attached.

ARTICLE VI

ASSIGNMENT AND REMEDIES

This Stock Pledge Agreement, Secured Parties' rights hereunder, and the Indebtedness secured hereby may be assigned from time to time, and in any such case the assignee shall be entitled to all of the rights, privileges, and remedies granted in this Stock Pledge Agreement to Secured Parties, and Pledgor will assert no claims or defenses it may have against Secured Parties or Lenders against such assignee except those expressly granted in this Stock Pledge Agreement.

Secured Parties may, at any time following an Event of Default hereunder, on behalf of the Lenders, transfer the Collateral to itself or its nominees, receive income, including money, thereon and hold the income as Collateral or apply the income to any Indebtedness and the manner of said application shall be in the sole discretion of Secured Parties.  Secured Parties may at any time demand, on behalf of the Lenders, sue for, collect or make any compromise or settlement with reference to the Collateral as Secured Parties, in its sole discretion, chooses.  Secured Parties may delay exercising or may omit to exercise any right or remedy under this Stock Pledge Agreement without waiving that or any other past, present or future right or remedy.

In protecting, exercising, or assuring their interests, rights, and remedies under this Stock Pledge Agreement, Secured Parties may execute, sign, and endorse negotiable and other instruments for the payment, shipment, or storage of any form of Collateral or proceeds on behalf of and in the name of Pledgor.

Upon the occurrence of an Event of Default, and at any time thereafter: (a) Secured Parties shall have, then or at any time thereafter, the rights and remedies provided by applicable law, including the rights and remedies of a Secured Parties on default under the Uniform Commercial Code of Texas; and (b) in addition to the rights and remedies referred to above, Secured Parties may, in its discretion, sell, assign, and deliver all or any part of the Collateral at any exchange, broker's board or at Secured Parties’ office or elsewhere, or at public or private sale without advertisement, for cash, on credit or for future delivery, upon such terms as Secured Parties may deem commercially reasonable, and Secured Parties may bid and become purchaser at any public sale or at any broker's board, in accordance with applicable securities laws.  To the extent required by law, Secured Parties shall give written notice to Pledgor not less than five (5) days prior to the date of public sale of the Collateral or prior to the date after which private sale of the Collateral will be made, by mailing such notice to Pledgor at the address designated in the Loan Agreement with a copy to Borrower at its address set forth in the Loan Agreement, which notice Pledgor agrees shall constitute “reasonable notification” within the meaning of the Uniform Commercial Code (to the extent applicable).

All rights and remedies of Secured Parties expressed in the Stock Pledge Agreement (including, without limitation, rights and powers granted under Articles VII, VIII, IX and X hereof) are in addition to all other rights and remedies possessed by Secured Parties in the Loan Documents and in any other agreement or instrument relating to the Indebtedness and are granted to and exercisable by Secured Parties.

ARTICLE VII

POWER OF ATTORNEY

Pledgor hereby irrevocably appoints Secured Parties to be Pledgor's attorney-in-fact, effective upon and during the continuance of an Event of Default, with full authority in the place and stead of Pledgor and in the name of Pledgor, Secured Parties or otherwise, from time to time in Secured Parties’ discretion, to take any action and to execute any instrument which Secured Parties may deem necessary or advisable to accomplish the purpose of this Stock Pledge Agreement, including, without limitation:

(a)       to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b)       to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above, and

(c)       to file any claims or take any action or institute any proceedings which Secured Parties may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Parties with respect to any of the Collateral.

ARTICLE VIII

RIGHTS AND OBLIGATIONS ABSOLUTE

All rights of Secured Parties, all obligations of Pledgor hereunder and the security interest hereunder, shall, to the extent permitted by applicable law, be absolute and unconditional, irrespective of:

(a)      any lack of validity or enforceability of the Agreement, the Notes or any of the other Loan Documents or any other agreement or security document relating thereto or executed in connection with or pursuant to any Loan Document;

(b)      any change in the time, manner or place of payment of, or in any other term of, all or any of the Indebtedness or any other amendment or waiver of or any consent to any departure from the Agreement, the Note, any of the other Loan Documents, or any other agreement or instrument relating thereto or executed in connection with or pursuant to any Loan Document;

(c)      any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Indebtedness; or

(d)      any other circumstances which might otherwise constitute a defense available to, or a discharge of, Pledgor or any other person that is a party to any Loan Document in respect of the Indebtedness.

ARTICLE IX

CONTINUING SECURITY INTEREST

This Stock Pledge Agreement and the delivery of the Collateral to Secured Parties create a continuing security interest in the Collateral and shall (a) remain in full force and effect until termination of the obligations of Secured Parties to continue the Loan and payment in full thereafter of the Indebtedness, (b) be binding upon Pledgor and its successors and assigns, and (c) inure to the benefit of Secured Parties and its respective successors, transferees and assigns.  Without limiting the generality of the foregoing clause (c), Secured Parties may assign or otherwise transfer any of its rights under this Stock Pledge Agreement to any other person, and such person shall thereupon become vested with all the benefits in respect thereof granted herein or otherwise to Secured Parties.  Upon termination of the obligations under the Loan Documents and the payment in full thereafter of the Indebtedness and the performance of all of the Obligations, Pledgor shall be entitled to the return, upon its request and its expense, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

ARTICLE X

MISCELLANEOUS PROVISIONS

All rights of marshalling of assets of Pledgor, including any such right with respect to the Collateral, are hereby waived by Pledgor.

All rights, remedies and powers provided in this Stock Pledge Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Stock Pledge Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Stock Pledge Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

After the irrevocable and indefeasible cash payment in full of all of the Obligations and termination of the Loan and Note, the Pledgor shall be entitled to the return of the Pledged Shares and of all the Collateral which has not been used or applied toward payment in full of the Obligations.

Should any clause, sentence, paragraph, subsection or Article of this Stock Pledge Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Stock Pledge Agreement, and the parties hereto agree that the part or parts of this Stock Pledge Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken here from by the parties hereto, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

The pronouns used in this instrument are of neutral gender but shall be construed as feminine or masculine as the occasion may require.  “Secured Parties”, “Borrowers”, and “Pledgor” as used in this instrument include the heirs, executors, administrators, successors, representatives, receivers, trustees, and assigns of those parties.

This instrument is governed by and is to be governed, construed and interpreted in accordance with the laws of the State of Texas and applicable federal law.

The provisions of the Loan Agreement concerning usury and the Maximum Rate of interest shall apply to all interest which may be contracted for, paid by or collected from Pledgor under the provisions of this Stock Pledge Agreement.

This Stock Pledge Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Capitalized terms used but not otherwise defined in this Stock Pledge Agreement shall bear the meanings assigned to them in the Loan Agreement and other Loan Documents, as applicable.

THIS STOCK PLEDGE AND SECURITY AGREEMENT REPRESENTS THE FINAL AGREEMENT AND OBLIGATION OF THE PARTIES WITH RESPECT TO THE PLEDGE OF THE COLLATERAL AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.

[The signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Stock Pledge Agreement as of the date first above written.

PLEDGOR:

HEMIWEDGE INDUSTRIES, INC.

By:
Name: Matthew C. Flemming
Title: CFO and Secretary

SECURED PARTIES:

EADS INVESTMENTS I, LLC.

By:
Name: Rodney Eads
Title: Member

By:
D. BRADLEY McWILLIAMS